SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

PureSafe Water Systems, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-30544
(State or other jurisdiction of incorporation)	(Commission File Number)

25 Fairchild Avenue – Suite 250, Plainview, NY	11803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 208-8250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 25, 2010, our Board of Directors approved the Company’s entering into a General Management Service Agreement (the “HEI Agreement”) with Hidell-Eyster International (HEI) to assist us in the management of our business and oversee financial performance in accordance with the Company’s Board of Directors approved budgets and operating plans.

HEI will, inter alia, under HEI Agreement assist us with the implementation of an organizational structure, integrate with other marketing professionals to implement a marketing and sales program during the six (6) month period from the date of HEI Agreement in accordance with the agreed business goals, implement product development, production methodology, and research and development, identify and implement cost-reduction opportunities, and assist with managing the financial operation of the Company wherein the Company’s CFO will oversee funding, cash management, and financial controls including audits, inventory control, accounts receivable, and collections procedures and policies. Our Board of Directors, however, has the right to accept or reject recommendations which HEI may suggest from time to time.

Under the HEI Agreement and during its term, HEI is to designate one director in Phase I (January 1 – June 30, 2010) and two directors in Phase 2 (July 1, 2010 until termination or expiration of the HEI Agreement). At this time, HEI has not designated a director of their choice to be elected to our Board of Directors. Phase I monthly fees are $23,000 per month, and Phase II fees are $36,200 per month.

In addition, the HEI Agreement provides that the Compensation Committee of the Board will develop and approve annual business performance objectives which provide incentives to HEI up to an additional 20% of HEI’s annual compensation (in cash, equity, or both) based upon achieving the approved performance objectives. The incentive package is to be approved by the Company for the year 2010 no later than June 30, 2010, and thereafter shall be approved for each successive year no later than February 1 of that year.

The term of the HEI Agreement is for a term of three years from January 1, 2010 through December 31, 2012. The Company has the right to review the HEI Agreement during the first year in which it is in effect and recommend modifications or to terminate the HEI Agreement without prejudice, except that if the HEI Agreement is so terminated after the first year of its term, HEI is entitled to receive an additional six months of fees during the six month transition period following termination. Otherwise the HEI Agreement requires the terminating party to provide advance notice of termination at the end of the term, or the HEI Agreement is automatically extended.

During Phase 1, HEI will provide a minimum of 10 days and a maximum of 15 days of professional services from Carroll S. Keim, serving as President of the Company, Henry R. Hidell, serving as Chief Operating Officer, Kathleen Ransome, and Dr. Thomas Brewer. Richard Pellerito will serve as full time Vice President Technical Sales. During Phase 2, HEI will provide Carroll S. Keim as President for three weeks per month, Henry R. Hidell as Chief Operating Officer for ten days per month, and Richard Pellerito full-time as Vice President of Technical Sales. We have elected Messrs. Keim, Hidell and Pellerito as officers of the Company in accordance with the terms of the HEI Agreement.

FOR THE FULL TERMS OF THE AGREEMENT WITH THE HIDELL-EYSTER AGREEMENT, PLEASE REFER TO THE COPY OF THE AGREEMENT FILED AS AN EXHIBIT WITH THIS REPORT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Officers

Pursuant to the terms of the HEI Agreement, the Board appointed, effective March 26, 2010, Carroll S. (Steve) Keim as President, Henry R. (Bob) Hidell as Chief Operating Officer, and Richard Pellerito as Vice President of Operations.

Steve Keim has thirty-five years of marketing and general management experience in service and consumer goods industries, with emphasis on the bottled water industry and new product development. From 1990 to 1997 he was President of his own consulting firm, focused on the bottled water industry, new product development, and start-up ventures. Mr. Keim served as Managing Director of Neverfail Spring Water Ltd, a publicly held bottled water company, and was selected as Best CEO of the year by The Bulletin (Newsweek) in Australia for 2002. He was Chairman of the International Council, the worldwide bottled water association in 2002-2003. Mr. Keim was a Honor Graduate of the Harvard MBA program.

Mr. Hidell has an M.A. from Southern Illinois University in Land Use Planning and Economic Development and a B.S. in Geology from West Chester University. He is the Managing Director of HEI, a 42 year old international consulting firm with a global reputation in the beverage and water treatment technologies industries. He has overseen the long range business development strategies and finance and administration of the firm. He has been instrumental in the development of the company's joint venture relationships and the execution of business opportunities. In 2007 he became Chairman of the Board and remains Managing Director of Consulting Services.

He is a member of the Executive Board the International Bottled Water Association (IBWA). He is the former Chairman of the International Council of the International Bottled Water Association (ICBWA). He was granted the highest honor in the bottled water industry being named a member of the Beverage World Bottled Water Hall of Fame in 2001. He is a member of the International Society of Beverage Technologists. He is a former a member of the Board of Directors of the Neverfail Spring Water Co., Inc. in Sydney, Australia a publicly held firm with a capitalized value exceeding $300 million. He is a member of the Council of Experts of the Association International de la Distribution des Produits Alimentaires et des Products de Grande Consommation (AIDA), Brussels, Belgium, an international organization servicing the logistics and distribution industry.

Mr. Hidell is a recognized expert in the point of use industry. He specializes in the application of advanced water treatment and waste water treatment technologies. He has developed advanced water treatment technologies and mineralization systems for use in beverage production in Argentina, Mexico, the United States, the Philippines, Europe, Saudi Arabia, United Arab Emirates, Australia, New Zealand, India and Russia. He is also a technical expert in water and business development and technology transfer for the United States Department of State, U.S. Information Service, specializing in Russia.

Richard Pellerito is a successful water professional with over 30 years experience in General Management related to production, warehousing, distribution, route sales, system design specifications, and applications. His experience includes Branch and Route operations management, plant management, sales management and motivating people toward achieving goals. Experienced with HACCP, FDA food security plans, model recall plans, system treatment design, applications and meeting specifications and equipment application and performance.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.42	General Management Services Agreement, effective January 1, 2010, between Hidell—Eyster International and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureSafe Water Systems, Inc.

Date: April 1, 2010
	By:	/s/ Leslie Kessler
Leslie J. Kessler, President